EXHIBIT 99.1

For details contact:
Monique Elwell Phone (720)283-6135 E-mail: ir@udrt.com www.udrt.com

PRESS RELEASE

For Immediate Release

UNITED DOMINION REALTY TRUST, INC. ANNOUNCES

SECOND QUARTER RESULTS; UPGRADE BY MOODY’S

RICHMOND, VA. (July 19, 2004) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $56.6 million, or $0.39 per share (diluted), for the quarter ended June 30, 2004, compared to FFO of $52.4 million, or $0.39 per share (diluted), for the same period a year ago. FFO is reported on a fully diluted basis.

“As the economy has generated new jobs, our operating results have improved. We believe, with the continued increases in new jobs, interest rates and construction costs, our prospects will continue to improve. Our Balance Sheet continues to strengthen as evidenced by our upgrade by Moody’s Investors Service. We were the only apartment REIT to be upgraded in the last six years. In addition, we continue to improve the quality and positioning of our assets and with $147 million of acquisitions and sales in the second quarter, we now derive 43% of our projected annual Net Operating Income from California, Metropolitan D.C. and Florida—the nation’s fastest growing apartment markets,” stated Thomas W. Toomey, President and Chief Executive Officer.

Highlights from the Second Quarter

•	Received rating upgrade to Baa2 on the Company’s senior unsecured debt and an upgrade to Baa3 on our preferred stock by Moody’s Investors Service

•	Acquired two apartment communities for $61.3 million

•	Sold seven apartment communities for $86.5 million

•	Issued $50 million of 4.3% senior unsecured notes due July 2007

Portfolio Operating Performance and Same Community Results

During the second quarter, 69,286 apartment homes, or 91% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Same Community Results, Year/Year
($ in thousands, except monthly rent)

	2nd Qtr '04	2nd Qtr '03	% Change
Rent and other income	$147,393	$147,924	-0.4%
Concessions	4,315	4,532	-4.8%
Bad debt	716	768	-6.8%
Total income	142,362	142,624	-0.2%
Expenses	55,346	52,849	4.7%
Net operating income	87,016	89,775	-3.1%

Avg. monthly collections per occupied home	$699	$703	-0.6%
Avg. physical occupancy	93.6%	93.6%	—
Operating margin	61.1%	62.9%	-180 bps
Annualized resident turnover rate	66.4%	68.4%	-200 bps
Associate turnover	38.0%	55.0%	-1700 bps
Resident credit loss, % of effective rent	0.5%	0.5%	—

On a year-over-year basis, second quarter 2004 Same Community Net Operating Income (“NOI”) decreased 3.1% as a result of a 0.2% decrease in total income and a 4.7% increase in operating expenses.

While year-over-year rents in the second quarter declined by 0.8%, this is an improvement from the 1.5% rent decline seen year-over-year during the first quarter.

Same Community represents 48 markets, of which 18 markets, or 38%, generated positive Same Community NOI growth during the second quarter of 2004 compared to the second quarter of 2003.

During the second quarter, we completed $8.7 million in ROI asset quality upgrades. This brings the total amount of investments to $38.5 million since the Company began these programs in 2002. Since the program’s inception, the average return on investments is 16%.

Same Community Results, Quarter/Quarter
($ in thousands, except monthly rent)

	2nd Qtr '04	1st Qtr '04	% Change
Rent and other income	$147,393	$146,014	0.9%
Concessions	4,315	3,912	10.3%
Bad debt	716	458	56.3%
Total income	142,362	141,644	0.5%
Expenses	55,346	55,812	-0.8%
Net operating income	87,016	85,832	1.4%

Avg. monthly collections per occupied home	$699	$699	—
Avg. physical occupancy	93.6%	93.1%	50 bps
Operating margin	61.1%	60.6%	50 bps
Annualized resident turnover rate	66.4%	56.3%	1010 bps
Associate turnover	38.0%	41.0%	-300 bps
Resident credit loss, % of effective rent	0.5%	0.3%	20 bps

Sequentially, Same Community NOI increased 1.4% due to a 0.5% increase in total income and a 0.8% decrease in expenses.

Same Community represents 48 markets, of which 26 markets, or 54%, generated positive Same Community NOI growth during the second quarter of 2004 over the first quarter of 2004.

Portfolio Repositioning

During the second quarter, the Company acquired two apartment communities for a total purchase price of $61.3 million (averaging $98,237 per home.) These properties were acquired at an average cap rate of 6.2% using forward twelve months of operations and a reserve for capital expenditures that ranged from $435 to $450 per home, depending on the community.

The Company sold seven communities for $86.5 million (averaging $47,809 per home) at a cap rate of 7.5% using trailing twelve months of operations less an actual capital expenditure reserve of $470 per home and an implied management fee. The gain on the aggregate sale of these communities was $25.2 million or $0.20 per share. For more details on United Dominion’s acquisitions and dispositions activity, we refer you to the Company’s press release dated July 6, 2004.

Financing Activities

In July, Moody’s Investors Service upgraded the Company’s senior unsecured debt rating from Baa3 to Baa2 and our preferred stock from Ba1 to Baa3. Moody’s rating outlook is stable.

During the second quarter, $63.5 million of swaps matured with an average interest rate of 7.3%. In addition, $5 million of secured debt matured at an interest rate of 6.5% and the Company prepaid $16 million of secured debt at an average interest rate of 6.7% incurring prepayment penalties of $111,000. As of today, (assuming the put option on the $54.1 million of 8.5% debentures will not be exercised) there are no remaining debt maturities for the balance of this year and all of our swaps have expired.

In June, the Company issued $50 million of 4.3% senior unsecured medium-term notes at a spread of 110 basis points that mature July 1, 2007. The net proceeds were used to fund acquisitions of apartment communities and repay amounts outstanding on our $500 million unsecured credit facility.

Earnings Guidance

The Company believes that financial results for 2004 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. Given current expectations and judgment, the Company is narrowing its guidance for 2004 FFO to a range of $1.52 to $1.56 per share (diluted.) Management estimates that recurring capital expenditures for 2004 will be $490 per apartment home, or $0.26 per diluted share. Detailed assumptions for the Company’s guidance can be found on our website at www.udrt.com.

A reconciliation of the range provided for projected FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	High Range		Low Range
2004 Funds From Operations	$1.56	—	$1.52
Conversion to GAAP Share Count (A)	0.21	—	0.20
Minority Interest of OP Unit Holders (A)	(0.02)	—	(0.04)
Depreciation (B)	(1.40)	—	(1.32)
Gains (B)	0.21	—	0.46
Preferred Dividends	(0.07)	—	(0.07)
Premium on Preferred Share Conversions	(0.05)	—	(0.05)

Expected Earnings Per Share	$0.44	—	$0.70

(A) Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.

(B) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information

The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:

www.udrt.com/resources/files/Investor_Relations/2Q2004.pdf

Conference Call Information

Date: July 20, 2004
Time: 1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
To Participate in the Telephone Conference Call:
Domestic: 800-218-0530
International: 303-262-2125
If you have any questions, please contact: Karen Droba
Phone: 312-640-6770
E-mail: kdroba@financialrelationsboard.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 581310
The playback can be accessed until July 27, 2004 at midnight EST.

Webcast:

The conference call will also be available on UDR’s website at www.udrt.com and at www.fulldisclosure.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a 32-year history during which it has raised the dividend each of the last 28 years. United Dominion is included in the S&P MidCap 400 Index. The Company currently owns 76,073 apartment homes and has 1,311 homes currently under development. Additional information about United Dominion may be found on its web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments may not achieve anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2004	2003	2004	2003
Rental income	$156,754	$143,940	$309,745	$286,782
Rental expenses:
Real estate taxes and insurance	19,021	16,576	37,788	33,184
Personnel	16,132	14,069	32,210	28,503
Utilities	9,051	8,346	19,123	17,021
Repair and maintenance	10,397	8,941	19,498	17,857
Administrative and marketing	5,622	5,383	11,075	10,568
Property management	4,390	4,201	8,751	8,379
Other operating expenses	291	316	561	610

	64,904	57,832	129,006	116,122
Non-property income	1,062	194	1,406	396
Other expenses:
Real estate depreciation and amortization	43,125	37,364	84,474	74,368
Interest	29,295	29,595	58,201	61,156
General and administrative	4,627	5,157	9,381	10,606
Other depreciation and amortization	849	753	1,783	1,496

	77,896	72,869	153,839	147,626
Income before minority interests and discontinued operations	15,016	13,433	28,306	23,430
Minority interests of outside partnerships	(50)	(239)	(115)	(614)
Minority interests of unitholders in operating partnerships	(522)	14	(955)	(187)

Income before discontinued operations, net of minority interests	14,444	13,208	27,236	22,629
Income from discontinued operations, net of minority interests (including gain on sales) (A)	14,067	2,276	16,587	6,295

Net income	28,511	15,484	43,823	28,924
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(5,822)	(5,822)
Distributions to preferred stockholders — Series D (Convertible)	(1,045)	(3,393)	(2,080)	(7,428)
Distributions to preferred stockholders — Series E (Convertible)	(1,138)	(228)	(2,276)	(228)
Premium on preferred share conversions	(1,562)	(6,250)	(3,125)	(6,250)

Net income available to common stockholders	$21,855	$2,702	$30,520	$9,196

Earnings per common share — basic and diluted:
Income from continuing operations available to common stockholders, net of minority interests	$0.06	$0.00	$0.11	$0.02
Income from discontinued operations, net of minority interests	$0.11	$0.02	$0.13	$0.06
Net income available to common stockholders	$0.17	$0.02	$0.24	$0.08
Common distributions declared per share	$0.2925	$0.2850	$0.5850	$0.5700
Weighted average number of common shares outstanding — basic	127,150	112,467	127,057	110,169
Weighted average number of common shares outstanding — diluted	128,065	113,439	127,996	111,101

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at June 30, 2004.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2004	2003	2004	2003
Net income	$28,511	$15,484	$43,823	$28,924
Adjustments:
Distributions to preferred stockholders	(5,094)	(6,532)	(10,178)	(13,478)
Real estate depreciation and amortization, net of outside partners’ interest in 2003	43,125	37,126	84,474	73,933
Minority interests of unitholders in operating partnership	522	(14)	955	187
Real estate depreciation related to unconsolidated entities	80	52	137	84
Discontinued Operations:
Real estate depreciation	109	2,429	1,670	4,730
Minority interests of unitholders in operating partnership	957	147	1,129	408
Net (gain)/loss on sale of depreciable property	(13,814)	112	(15,019)	(935)

Funds from operations (“FFO”) — basic	$54,396	$48,804	$106,991	$93,853

Distribution to preferred stockholders — Series D and E (Convertible)	2,183	3,621	4,356	7,656

Funds from operations — diluted	$56,579	$52,425	$111,347	$101,509

Recurring capital expenditures	(9,158)	(8,520)	(18,464)	(17,027)

Adjusted funds from operations (“AFFO”) — diluted	$47,421	$43,905	$92,883	$84,482

Weighted average number of common shares and OP Units outstanding — basic	135,830	119,754	135,740	117,294
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	145,039	134,211	144,973	132,048
FFO per common share — basic	$0.40	$0.41	$0.79	$0.80

FFO per common share — diluted	$0.39	$0.39	$0.77	$0.77

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

For the three and six months ended June 30, 2004, distributions to preferred stockholders exclude $1.6 million and $3.1 million, respectively, related to a premium on preferred share conversions.

AFFO is defined as FFO less recurring capital expenditures for our stabilized portfolio at $490 per home in 2004 and $464 per home in 2003.

Attachment 3

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
In thousands, except per share amounts	2004	2003
ASSETS
Real estate owned:
Real estate held for investment	$4,362,196	$4,157,837
Less: accumulated depreciation	(935,677)	(852,461)

	3,426,519	3,305,376
Real estate under development	58,069	30,375
Real estate held for disposition (net of accumulated depreciation of $14,068 and $44,169)	47,921	119,170

Total real estate owned, net of accumulated depreciation	3,532,509	3,454,921
Cash and cash equivalents	753	4,824
Restricted cash	6,364	7,540
Deferred financing costs, net	21,131	21,425
Investment in unconsolidated development joint venture	809	1,673
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	2,339	14,447
Note receivable	39,586	—
Other assets	37,385	38,553
Other assets — real estate held for disposition	96	260

Total assets	$3,640,972	$3,543,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$999,658	$1,018,028
Unsecured debt	1,267,650	1,114,009
Real estate taxes payable	24,274	30,334
Accrued interest payable	15,042	12,892
Security deposits and prepaid rent	21,715	23,156
Distributions payable	41,782	40,623
Deferred gain on sale of depreciable property	11,413	—
Accounts payable, accrued expenses, and other liabilities	39,990	45,080
Other liabilities — real estate held for disposition	666	1,879

Total liabilities	2,422,190	2,286,001
Minority interests	89,813	94,206
Stockholders’ equity
Preferred stock, no par value; $25 liquidation preference, 25,000,000 shares authorized;
5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2003)	135,400	135,400
2,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (2,000,000 shares in 2003)	47,396	44,271
3,425,217 shares of 8.00% Series E Cumulative Convertible issued and outstanding (3,425,217 shares in 2003)	56,893	56,893
Common stock, $1 par value; 250,000,000 shares authorized 127,771,383 shares issued and outstanding (127,295,126 shares in 2003)	127,771	127,295
Additional paid-in capital	1,465,452	1,458,983
Distributions in excess of net income	(695,840)	(651,497)
Deferred compensation — unearned restricted stock awards	(8,103)	(5,588)
Notes receivable from officer-stockholders	—	(459)
Accumulated other comprehensive loss, net	—	(1,862	)(A)

Total stockholders’ equity	1,128,969	1,163,436

Total liabilities and stockholders’ equity	$3,640,972	$3,543,643

(A)	Represents net unrealized loss on derivative instrument transactions.